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                                                                10.4

                         AMENDMENT TO RIGHTS AGREEMENT

         AMENDMENT, dated as of October 6, 1996 (this "Amendment"), to the Rights Agreement, dated as of August 2, 1988, between Augat Inc., a Massachusetts corporation (the "Company"), and The First National Bank of Boston, N.A., as Rights Agent (pursuant to that certain Successor Rights Agent Agreement, dated as of September 21, 1994, between the Company and The First National Bank of Boston, N.A.)(the "Rights Agent")(the "Rights Agreement").

         Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, prior to the Distribution Date (as defined therein), amend any provision of the Rights Agreement (other than certain specifically enumerated provisions) without the approval of any holders of certificates representing the common stock of the Company. The Company now desires to amend the Rights Agreement as set forth in this Amendment. Pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1.       Amendment to Section 1.
                  ----------------------

         The Rights Agreement is hereby amended by adding the following in Subsection (a) of Section 1, following the word "plan" in the eighth line thereof:

                  "or Thomas & Betts Corporation, a Tennessee corporation ("T&B") or EG Acquisitions Corp., a Delaware corporation ("Merger Sub") or any of their respective subsidiaries, but only with respect to and to the extent


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              that the shares of Common Stock are acquired by such entities in connection with the transactions contemplated by the Agreement and Plan of Merger among the Company, T&B and Merger Sub, to be dated as of October 7, 1996 (the "Merger Agreement")"

        2.    Amendment to Section 7(a).
              -------------------------

        Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

              "Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Units (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) immediately prior to the merger of Merger Sub with and into the Company on the terms and conditions of the Merger Agreement (the earlier of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date")."

        3.    Amendment of Section 11(a)(ii)B.
              -------------------------------

        Clause (ii)(B) of Section 11(a) of the Rights Agreement is hereby amended by adding the following to the parenthetical phrase in the first through fifth lines thereof after the words "such plan":

              "or T&B or Merger Sub or any of their respective subsidiaries, but only with respect to and to the extent that such shares of Common Stock are acquired by such entities in connection with the transactions contemplated by the Merger Agreement."

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         4.       Distribution Date and Stock Acquisition Date.
                  --------------------------------------------

         The Company acknowledges that, as a result of the actions taken in this Amendment, none of the actions or transactions contemplated by the Agreement and Plan of Merger among the Company, Thomas & Betts Corporation and EG Acquisitions Corp. to be dated as of October 7, 1996 will create a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Rights Agreement).

         5.       Governing Law.
                  -------------

         This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such commonwealth applicable to contracts to be made and performed entirely within such commonwealth.

         6.       Counterparts.
                  ------------

         This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

        Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.








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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be affixed and attested, all as of the day and year first above written.



Attest                                  AUGAT INC.

        [SEAL]

By: /s/ Daniel J. Maher                 By: /s/ John E. Lynch, Jr.
   ----------------------------             -----------------------------
Name: Daniel J. Maher                   Name: John E. Lynch, Jr.
Title: Corp. Controller                 Title: Vice President


Attest                                  THE FIRST NATIONAL BANK OF
                                        BOSTON, N.A., As Rights Agent

        [SEAL]

By: /s/ Gordon Stevenson                By: /s/ Paul Lyons
   ----------------------------            ------------------------------
Name: Gordon Stevenson                  Name: Paul Lyons
Title: Administration Manager           Title: Account Manager



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